                                                                    Exhibit 12.1


RATIO OF EARNINGS TO FIXED INTEREST CHARGES


                                                                      FISCAL YEAR ENDED DECEMBER 31,
                                                       ---------------------------------------------------------------
                                                             1997         1998         1999         2000         2001

Consolidated pretax income from continuing operations     190,687      217,151      263,312      442,299      325,004

Share of distributed income of 50%-or-less-owned
 affiliates net of equity pick-up                        (35,222)       71,916    (148,291)    (191,860)     (65,545)

Share of pretax loss of 50%-or-less-owned affiliate
 with guaranteed debt net of equity pick-up                     -            -        (329)          102          217

Amortization of capitalised interest                          447          593          758          875          904

Interest                                                  131,325      151,957      120,470      120,370      108,621

Interest portion of rental expense                          6,455        5,579        4,218        3,782        2,964

                                                       ---------------------------------------------------------------
Earnings                                                  293,692      447,196      240,138      375,568      372,165
                                                       ===============================================================


Interest                                                  131,325      151,957      120,470      120,370      108,621

Interest capitalized during the period                         34        1,959        2,392            -          522

Interest portion of rental expense                          6,455        5,579        4,218        3,782        2,964

Interest expense relating to guaranteed debt of
 50%-or-less-owned affiliate                                    -            -            -          321          304

                                                       ---------------------------------------------------------------
                                                          137,814      159,495      127,080      124,473      112,411
                                                       ===============================================================

Ratio of earnings to fixed charges                      2.1 times    2.8 times    1.9 times    3.0 times    3.3 times

                                                                                            PRO FORMA

                                                                                        TWELVE MONTHS
                                                        SIX MONTHS ENDED JUNE 30,      ENDED JUNE 30,
                                                       -----------------------------   --------------
                                                               2001          2002              2002

Consolidated pretax income from continuing operations         175,256       148,252           60,919

Share of distributed income of 50%-or-less-owned
 affiliates net of equity pick-up                            (27,503)      (20,858)         (11,467)

Share of pretax loss of 50%-or-less-owned affiliate
 with guaranteed debt net of equity pick-up                       114            80              183

Amortization of capitalised interest                              219           228              913

Interest                                                       57,165        48,539          299,942

Interest portion of rental expense                              1,663         1,524            2,825

                                                       -----------------------------   --------------
Earnings                                                      206,914       177,765          353,315
                                                       =============================   ==============


Interest                                                       57,165        48,539          299,942

Interest capitalized during the period                              -           261              784

Interest portion of rental expense                              1,663         1,524            2,825

Interest expense relating to guaranteed debt of
 50%-or-less-owned affiliate                                      123            80              261

                                                       -----------------------------   --------------
                                                               58,951        50,404          303,812
                                                       =============================   ==============

Ratio of earnings to fixed charges                          3.5 times     3.5 times        1.2 times